UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2016

PROPEL MEDIA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-55360	47-2133177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2010 Main Street, Suite 900, Irvine, California 92614

(Address of Principal Executive Offices) (Zip Code)

(949) 251-0640

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On April 26, 2016, Propel Media, Inc. (the “Company”) began notifying employees about plans to reduce the Company's workforce by 20% percent. The notifications were completed on April 27, 2016. These actions were part of a strategic plan designed to improve operational and cost efficiency.

In connection with this program, the Company estimates that during 2016 it will record a total of approximately $1,309,000 in expenses, including amounts payable in cash to the Company’s former Chief Executive Officer as previously disclosed by the Company in a current report on Form 8-K filed on April 27, 2016. The expected 2016 expenses consist of cash expenditures related to one-time severance costs of $820,000 and non-cash charges for the acceleration of stock-based compensation awards $489,000. These amounts are estimates, and the actual amounts may vary. The Company expects cost savings from the plan to exceed the costs incurred in connection with the plan. The Company anticipates providing additional information regarding these actions concurrent with the release of its first-quarter results in May 2016.

This current report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements provide the Company's current expectations, beliefs or forecasts of future events, particularly with regard to anticipated charges and cash expenditures related to workforce reductions. You should read these statements carefully because they involve substantial risks and uncertainties, which could cause actual results to differ materially from the results expressed in, or implied by, such forward-looking statements. No assurance, however, can be given that such expectations will prove to have been correct. For more information, please see Item 1A of Part I, “Risk Factors,” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and its other public filings and press releases. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROPEL MEDIA, INC.

Dated: May 2, 2016	By:	/s/ Marv Tseu
Name: Marv Tseu Title: Chief Executive Officer

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